Exhibit 99.1
Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
• Revenues Up 10% Sequentially
SAN JOSE, Calif., — February 1, 2010 — Oclaro, Inc. (Nasdaq: OCLR), a leading provider of optical components and modules for communications, industrial and consumer applications, today announced the financial results for its second quarter of fiscal 2010, which ended January 2, 2010.
“Generating positive cash flow, on top of ten percent sequential revenue growth, in our second full quarter since the creation of Oclaro is a significant accomplishment. Let me thank the employees for their contribution during the downturn and the extra effort to execute on the integration,” said Alain Couder, President and CEO of Oclaro, Inc. “From a strategic perspective we took steps to acquire Xtellus, Inc. and secure the WSS technology critical to our product portfolio.”
Highlights For Second Quarter Fiscal 2010:
•	GAAP revenues were $93.6 million for the second quarter of fiscal 2010, compared to $85.1 million in the first quarter of fiscal 2010.

•	GAAP gross margin was 27% for the second quarter of fiscal 2010, compared to 26% in the first quarter of fiscal 2010.

•	Non-GAAP operating income was $1.5 million for the second quarter of fiscal 2010, compared to non-GAAP operating income of $1.5 million in the first quarter of fiscal 2010.

•	Adjusted EBITDA was positive $4.3 million for the second quarter of fiscal 2010, compared to positive $4.1 million in the first quarter of fiscal 2010.

•	GAAP net loss for the second quarter of fiscal 2010 was $2.5 million, compared to GAAP net income of $4.0 million in the first quarter of fiscal 2010. The change is primarily due to the timing of one-time gains and costs associated with the purchase accounting for recent acquisition activities.

•	Non-GAAP net income for the second quarter of fiscal 2010 was $2.1 million, compared to break-even in the first quarter of fiscal 2010.

•	Cash, cash equivalents, restricted cash and short-term investments increased to $56.0 million as of January 2, 2010 compared to $52.5 million at the end of the prior quarter.

•	In December 2009, Oclaro acquired Xtellus, Inc. and its complete line of WSS (Wavelength Select Switching) products and technology

•	Oclaro was honored with the designation as Excellent Core Partner of Huawei Technologies Co. and the Distinguished Partner Award from Futjitsu Limited, Japan.
Third Quarter Fiscal 2010 Outlook
“We expect to grow our revenue and are driving to increase our gross margins in what is traditionally a seasonally weaker March quarter,” said Alain Couder. “Improving our gross margins in the quarter when our industry experiences the bulk of its annual pricing re-negotiations would demonstrate our ability to continually drive costs out of our products and leverage our global skill and infrastructure.”
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Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
The results of Oclaro, Inc. for the third quarter of fiscal 2010, which ends April 3, 2010, are expected to be:
•	Revenues in the range of $97 million to $102 million, including approximately $2.0 million to $3.0 million of Xtellus related revenues

•	Non-GAAP gross margin in the range of 26% to 29%.

•	Adjusted EBITDA in the range of $4.0 million to $7.5 million.
The third quarter of fiscal 2010 will include 13 weeks of operations, compared to 14 weeks for the second quarter of fiscal 2010, due to the Company’s fiscal year calendar.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants.
Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal 2010 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9856. A replay of the conference call will be available through February 8, 2010. To access the replay, dial (303) 590-3030. The conference code for the replay is 4203741. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc., with headquarters in San Jose, California, is a tier 1 provider of high performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long haul network applications. The Company, formed on April, 27, 2009, following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. The Company serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. Oclaro is a global company, with cutting edge chip fabrication facilities in the UK, Switzerland and Italy, and in Tucson, Arizona during the transition of related activities to Europe, and manufacturing sites in the US, Thailand and China.
Oclaro, Xtellus and all other Oclaro product names and slogans are trademarks or registered trademarks of Oclaro, Inc. in the USA or other countries. Spectra-Physics is a registered trademark of Newport Corporation.

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets, including financial targets related to gross margin; research and development expenses; sales, general and administrative expenses and non-GAAP operating margin, (ii) financial guidance for the fiscal quarter ending April 3, 2010, including guidance regarding revenue, non-GAAP gross margin and adjusted EBITDA, (iii) the impact of the acquisitions of Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap on the combined entity’s gross margin, (iv) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (v) opportunities to grow in adjacent markets and (vi) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the mergers with Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap, the inability to realize the expected benefits and synergies as a result of the of the mergers with Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent registration statement on Form S-4, most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
Non-GAAP Financial Measures
The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP revenues is revenues. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s “core operating performance” and its results of operations may look in the future. The Company believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Management excludes from “core

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Revenues
Non-GAAP revenues include the revenues of New Focus, which is treated as a discontinued operation in our GAAP financial statements. Management uses this non-GAAP measure to evaluate its performance relative to its previously established financial targets. Specifically, the Company previously reported New Focus in its revenues. The Company believes providing non-GAAP revenues to its investors, in addition to corresponding income statement measures, allows investors to evaluate the Company’s results of operations compared to its previous financial results.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options specifically identified in the non-GAAP reconciliation schedules set forth below.
The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.”
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Oclaro, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@oclaro.com
Investor Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@oclaro.com

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 2, 2010	September 26, 2009	December 27, 2008

Revenues	$93,574	$85,110	$43,375
Cost of revenues	68,715	63,119	36,971

Gross profit	24,859	21,991	6,404

Operating expenses:
Research and development	9,675	9,014	5,786
Selling, general and administrative	14,835	12,963	7,574
Amortization of intangible assets	125	125	178
Restructuring, merger and related costs	3,040	1,499	129
Legal settlements	—	—	308
Gain on sale of property and equipment	(71)	(532)	(8)
Impairment of goodwill and other intangibles	—	—	7,881

Total operating expenses	27,604	23,069	21,848

Operating loss	(2,745)	(1,078)	(15,444)
Other income (expense):
Other income (expense)	28	5,267	(95)
Interest income	2	23	201
Interest expense	(33)	(88)	(196)
Foreign currency translation gain (loss), net	793	(1,276)	9,866

Total other income (expense)	790	3,926	9,776

Income (loss) from continuing operations before income taxes	(1,955)	2,848	(5,668)
Income tax provision	524	223	36

Income (loss) from continuing operations	(2,479)	2,625	(5,704)
Income (loss) from discontinued operations, net of tax	—	1,420	(757)

Net income (loss)	$(2,479)	$4,045	$(6,461)

Net income (loss) from continuing operations per share:
Basic	$(0.01)	$0.01	$(0.06)
Diluted	$(0.01)	$0.01	$(0.06)
Net income (loss) per share:
Basic	$(0.01)	$0.02	$(0.06)
Diluted	$(0.01)	$0.02	$(0.06)
Shares used in computing net income (loss) per share:
Basic	190,764	186,199	100,339
Diluted	190,764	190,501	100,339

Stock-based compensation included in the following:
Cost of revenues	219	195	261
Research and development	290	209	204
Selling, general and administrative	522	516	476
Income (loss) from discontinued operations, net of tax	—	—	83

Total	1,031	920	1,024

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 2, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$51,731	$44,561
Short-term investments	—	9,259
Restricted cash	4,309	4,208
Accounts receivable, net	70,613	58,483
Inventories	61,147	59,527
Prepaid expenses and other current assets	14,168	11,834
Assets held for sale	—	10,442

Total current assets	201,968	198,314

Property and equipment, net	34,045	29,875
Goodwill	25,219	—
Other intangible assets, net	8,746	1,951
Other non-current assets	2,129	3,248

Total assets	$272,107	$233,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,624	$31,943
Accrued expenses and other liabilities	36,608	39,016
Liabilities held for sale	—	2,028

Total current liabilities	78,232	72,987

Deferred gain on sale-leaseback	14,213	15,088
Other long-term liabilities	10,437	4,923

Total liabilities	102,882	92,998

Stockholders’ equity:
Common stock	2,123	1,862
Additional paid-in capital	1,225,888	1,199,358
Accumulated other comprehensive income	31,675	30,905
Accumulated deficit	(1,090,461)	(1,091,735)

Total stockholders’ equity	169,225	140,390

Total liabilities and stockholders’ equity	$272,107	$233,388

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 2, 2010	September 26, 2009	December 27, 2008
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$93,574	$85,110	$43,375
Revenues from discontinued operations	—	—	6,829

Non-GAAP Revenues	$93,574	$85,110	$50,204

Reconciliation of GAAP net income (loss) to non-GAAP net income and adjusted EBITDA:
GAAP net income (loss)	$(2,479)	$4,045	$(6,461)
Stock-based compensation	1,031	920	1,024
Restructuring and related costs:
Continuing operations	3,040	1,499	129
Discontinued operations	—	—	353
Legal settlements	—	—	308
Income tax provision:
Continuing operations	524	223	36
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	7,881
Gain from bargain purchase	—	(5,267)	—
Gain on sale of New Focus business	—	(1,420)	—

Non-GAAP net income	2,116	—	3,270

Depreciation expense:
Continuing operations	2,822	2,664	2,754
Discontinued operations	—	—	77
Amortization expense:
Continuing operations	125	125	178
Discontinued operations	—	—	266
Impairment of short-term investments	(28)	—	106
Interest (income) expense, net	31	65	(13)
Foreign currency translation (gain) loss, net	(793)	1,276	(9,866)

Adjusted EBITDA	4,273	4,130	(3,228)

Non-GAAP net income per share:
Basic	$0.01	$—	$0.03
Diluted	$0.01	$—	$0.03
Shares used in computing Non-GAAP net income per share:
Basic	190,764	186,199	100,339
Diluted	190,764	190,501	100,339

Oclaro Achieves Positive Cash Flow in Second Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 2, 2010	September 26, 2009	December 27, 2008
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$24,859	$21,991	$6,404
Discontinued operations	—	—	2,301
Stock-based compensation included in cost of revenues:
Continuing operations	219	195	261
Discontinued operations	—	—	23

Non-GAAP gross profit	$25,078	$22,186	$8,989

GAAP gross margin rate	26.6%	25.8%	14.8%
Non-GAAP gross margin rate	26.8%	26.1%	17.9%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss):
Continuing operations	$(2,745)	$(1,078)	$(15,444)
Discontinued operations	—	1,420	(829)
Gain on sale of New Focus business	—	(1,420)	—
Stock-based compensation	1,031	920	1,024
Restructuring and related costs:
Continuing operations	3,040	1,499	129
Discontinued operations	—	—	353
Legal settlements	—	—	308
Amortization of intangible assets:
Continuing operations	125	125	178
Discontinued operations	—	—	266
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	7,881

Non-GAAP operating income (loss)	$1,451	$1,466	$(6,134)